UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE

SECURITIES EXCHANGE ACT OF 1934

☒ Filed by the Registrant          ☐ Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement Only

☐	Confidential, for Use of the Commission (as permitted by Rule 14c)

KREIDO BIOFUELS, INC.
(Name of Registrant as Specified In Its Charter)

_______________________________________

Name of Person(s) Filing Information Statement, if other than Registrant:

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(2)	Aggregate number of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
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(4)	Date Filed: ____________________________

KREIDO BIOFUELS, INC.

New Mandarin Plaza,

14 Science Museum Road,

Tsim Sha Tsui East, KLN, H.K.

+852 9862 6962

Copies of correspondence to:

James B. Parsons

Parsons/Burnett/Bjordahl/Hume, LLP

2155 112th Ave NE

Bellevue, WA 98004

(425) 451-8036

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

Date of Mailing: September 9, 2019

TO THE STOCKHOLDERS OF KREIDO BIOFUELS, INC.:

The attached Information Statement is furnished by the Board of Directors (the “Board”) of Kreido Biofuels, Inc. (the “Company,” “we” or “us”). The Company, a Nevada corporation, is a public company registered with the Securities and Exchange Commission.

On July 30, 2019, a majority of the stockholders holding 104,424,167 shares of $0.001 par value common stock (“Common Stock”), or approximately 53%, of our voting power, consented in writing to effectuate a reverse split of the Company’s common stock. This consent was sufficient to approve the reverse split under Nevada law and our Articles of Incorporation.  The attached Information Statement describes the reverse split that the common stockholders of the Company have approved, which will reverse split the outstanding issued common stock of the Company on a 100:1 basis, such that each shareholder will receive one (1) share for each one hundred (100) shares outstanding on the record date. Only shareholders of record at the close of business on September 9, 2019 are being given notice of the Action by Written Consent.  Since the action has been approved by a majority of the outstanding shares of our voting stock, no proxies were or are being solicited.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

There are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.

Please read this Notice and Information Statement carefully and in its entirety.  It describes the terms of the action taken by the stockholders.

Although you will not have an opportunity to vote on the approval of the split, this Information Statement contains important information about the split.

By Order of the Board of Directors

/s/ Wai Lim Wong
Wai Lim Wong, CEO

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT MATERIALS IN CONNECTION WITH THIS NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT:

KREIDO BIOFUELS, INC.

New Mandarin Plaza,

14 Science Museum Road,

Tsim Sha Tsui East, KLN, H.K.

+852 9862 6962

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Kreido Biofuels, Inc., a Nevada corporation (the “Company,” “we” or “us”), to advise them of the corporate action that has been authorized by written consent of a majority of the Company’s stockholders, who own Common Stock with approximately 53% of the Company’s power as of the record date of September 9, 2019 (the “Record Date”). This action is being taken without notice, meetings or votes in accordance with Article 78 of the Nevada Revised Statutes (NRS), the Company’s Articles of Incorporation and its Bylaws. This Information Statement is being mailed to the stockholders of the Company, as of the Record Date, on September 9, 2019.

On July 30, 2019, the Board of Directors approved, and recommended to the stockholders for approval, a reverse split of the Corporation’s common stock, whereby each shareholder will receive one (1) new share of common stock for every one hundred (100) shares of common stock owned on the record date.  The record date will be date of filing a definitive Form 14C with the Securities Exchange Commission.

On July 30, 2019, a majority of the stockholders holding 104,424,167 shares of Common Stock, or approximately 53% of our voting power, consented in writing to the reverse split of our common stock. This consent was sufficient to approve the action under Nevada law.

NO VOTE REQUIRED

We are not soliciting consents to approve the reverse split of our common stock. Nevada law and our Articles of Incorporation permit the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

NO APPRAISAL RIGHTS

Under Nevada corporate law, stockholders have no appraisal or dissenters’ rights in connection with the reverse split of our common stock.

INTERESTS OF CERTAIN PARTIES IN THE MATTERS TO BE ACTED UPON

None of the directors or executive officers of the Company has any substantial interest resulting from the reverse split of our common stock that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

COST OF THIS INFORMATION STATEMENT

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

In some instances, we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder. Requests should be directed to our Chief Executive Officer, Wai Lim Wong, Unit 1010-15, 10/F, Tower B, New Mandarin Plaza, 14 Science Museum Road, Tsim Sha Tsui East,  KLN, H.K.  Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

ONE HUNDRED-FOR-ONE REVERSE STOCK SPLIT

On July 30, 2019, the Board of Directors and the consenting stockholder adopted and approved a resolution to effect a reverse stock split of all issued and outstanding shares of common stock of Kreido Biofuels, Inc. at a ratio of one hundred-for-one (100:1) (the “Reverse Split”).  Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended, the Reverse Stock split shall be effective twenty (20) days after this Information Statement is mailed to stockholders of Kreido Biofuels, Inc, which date we anticipate to be on or about September __, 2019.

A table illustrating the impact of the Reverse Split and resulting increase in authorized shares is as follows:

	Number of shares of common stock issued and outstanding	Number of shares of common stock authorized in Articles of Incorporation(1)	Number of shares of common stock authorized and reserved for issuance	Number of shares of common stock authorized but unreserved for issuance
Before Reverse Stock Split	195,645,159	300,000,000	0	0
After Reverse Stock Split	1,956,452	300,000,000	0	0

(1)The Company also has 10,000,000 shares of Preferred Stock authorized in its Articles of Incorporation, none of which are issued and outstanding, and after the Reverse Split, the Company will have all 10,000,000 shares of Preferred Stock authorized and reserved for issuance.  The Company has no current plans, proposals or arrangements to issue and shares of Preferred Stock.

The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Reverse Split if the Board of Directors, in its sole discretion, determines that the Reverse Split is no longer in our best interests and that of our stockholders.  The Board of Directors may consider a variety of factors in determining whether to implement the Reverse Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of common stock, business and transactional developments, and our project financial performance.

The Reverse Spit will not change the number of authorized shares of Common Stock or the par value of Kreido Biofuels, Inc.’s common stock.  Except for any changes as a result of the treatment of fractional shares, each stockholder of Kreido Biofuels, Inc. will hold the same percentage of common stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the split.

Kreido Biofuels, Inc. has no current plans, proposals or arrangements for the issuance of the shares that will result from the effective increase in the number of authorized shares that will result from the approved Reverse Split.

Kreido Biofuels, Inc. presently has no plans, proposal or arrangements to issue any shares of common stock for any purpose whatsoever, including future acquisitions and/or financings.

Purpose

The Board of Directors believed that it was in the best interests of Kreido Biofuels, Inc. to implement a Reverse Split on the basis that the high number of issued and outstanding shares of common stock of Kreido Biofuels, Inc. would likely not appeal to brokerage firms and that when trading, the current projected per share price level of our Common Stock will reduce the effective marketability of our Common Stock because of the reluctance of many brokerage firms to recommend stock to their clients or to act as market-makers for issuers which have an excessive number of shares of common stock issued and outstanding.

Certain Risks Associated with the Reverse Split

The Reverse Split will have possible anti-takeover effects.

Management of Kreido Biofuels, Inc. may use the shares that will result from the effective increase in the number of authorized but unissued shares that will result from the approved Reverse Split to resist a third-party transaction by, for example, diluting stock ownership of persons seeking to obtain control of Kreido Biofuels, Inc.

There can be no assurance that the total projected market capitalization of Kreido Biofuels, Inc.’s common stock after the proposed Reverse Split will be equal to or greater than the total projected market capitalization before the proposed Reverse Split, or that the price per share of Kreido Biofuels, Inc.’s common stock following the Reverse Split will either exceed or remain higher than the current anticipated per share.

There can be no assurance that the market price per new share of Kreido Biofuels, Inc.’s common stock (the “New Shares”) after the Reverse Split will rise or remain constant in proportion to the reduction in the number of old shares of Kreido Biofuels, Inc.’s Common Stock (the “Old Shares”) outstanding before the Reverse Split.

Accordingly, the total market capitalization of Kreido Biofuel, Inc.’s common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of Kreido Biofuel, Inc.’s Common Stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split.  In many cases, the total market capitalization of a company following a Reverse Split is lower than the total market capitalization before the Reverse Split.

There can be no assurance that the Reverse Split will result in a per share price that will attract investors, and decline in the market price for Kreido Biofuel, Inc.’s Common Stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of Kreido Biofuel, Inc.’s common stock could be adversely affected following a Reverse Split.

The market price of Kreido Biofuel, Inc.’s Common Stock will also be based on Kreido Biofuel, Inc.’s performance and other factors, some of which are unrelated to the number of shares outstanding.  If the Reverse Split is effected and the market price of Kreido Biofuel, Inc.’s Common Stock declines, the percentage decline as an absolute number and as a percentage of Kreido Biofuel, Inc.’s overall market capitalization may be greater than would occur in the absence of a Reverse Split.  In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a Reverse Split are lower than they were before the Reverse Split.  Furthermore, the liquidity of Kreido Biofuel, Inc.’s Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

Kreido Biofuel, Inc.’s Common Stock trades as a “penny stock” classification which limits the liquidity for Kreido Biofuel, Inc.’s Common Stock.

Kreido Biofuel, Inc.’s stock is subject to “penny stock” rules as defined in Rule 3a51-1, promulgated pursuant to the Securities Exchange Act of 1934, as amended.  The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Kreido Biofuel, Inc.’s common stock is subject to these penny stock rules.  Transaction costs associated with purchase and sale of penny stocks are likely to be higher than those for other securities.  Penny stocks generally are equity securities with a price of less than U.S. $5.00 (other than securities registered on certain securities exchange or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

As a result, all brokers or dealers involved in a transaction in which Kreido Biofuel, Inc.’s shares are sold to any buyer, other than an established customer or “accredited investor,” must make a special written determination.  These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of Kreido Biofuel, Inc.’s stockholders to sell in the secondary market, through brokers, dealers or otherwise.  Kreido Biofuel, Inc. also understands that many brokerage firms will discourage their customers from trading in shares falling within the “penny stock” definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the common shares in the United States and stockholders may find it more difficult to sell their shares.  An orderly market is not assured or implied as to Kreido Biofuel, Inc.’s common stock.  Nor are there any assurances as to the existence of market makers or broker/dealers for Kreido Biofuel, Inc.’s common stock.

Principal Effects of the Reverse Split

In addition to those risk factors note above, the Reverse Split will have the following effects:

General Corporate Changes – 100 Old Shares and owned by a stockholder would be exchange for 1 New Share and the number of shares of Kreido Biofuel, Inc.’s common stock issued and outstanding will be decreased proportionally based on the Reverse Split.

If approved and effected, the Reverse Split will be effected simultaneously for all of the Kreido Biofuel, Inc.’s issued and outstanding common stock.  While the intent is for the proposed reverse split to affect all of Kreido Biofuel, Inc.’s stockholders uniformly, the process of rounding up when any of Kreido Biofuel, Inc.’s stockholders own a fractional share will result in a non-material change in each stockholder’s percentage ownership in interest in Kreido Biofuel, Inc.

The Reverse Split does not materially affect the proportionate equity interest in Kreido Biofuel, Inc. of any holder of common stock or the relative rights, preferences, privileges or priorities of any such stockholder.

Fractional Shares – Any fractional shares of common stock resulting from the Reverse Split will “round up” to the nearest whole number.  No cash will be paid to any holders of fractional interest in Kreido Biofuel, Inc.

Authorized Shares – The Reverse Split will not change the number of authorized shares of common stock of Kreido Biofuel, Inc., as stated in Kreido Biofuel, Inc.’s Article of Incorporation, as amended.

Accounting Matters – The Reverse Split will not affect the par value of Kreido Biofuel, Inc.’s common stock.  As a result of the effective time of the Reverse Split, the stated capital on Kreido Biofuel, Inc.’s balance sheet attributable to Kreido Biofuel, Inc.’s common stock will be increased proportionally based on the Reverse Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is increased.  The per share net income or loss and net book value of Kreido Biofuel, Inc.’s common stock will be restated because there will be a lesser number of shares of Kreido Biofuel, Inc.’s common stock outstanding.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

Upon effectiveness of the Reverse Split, each outstanding share of common stock of Kreido Biofuel, Inc. will automatically be converted on the effective date as the applicable Reverse Split ratio.  It will not be necessary for stockholders of Kreido Biofuel, Inc. to exchange their existing stock certificates.

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent.  These stockholders do not have stock certificates evidencing their ownership of our common stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.  If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable.  If a stockholder is entitled to post-Reverse Split shares, a transaction statement will automatically be sent to the stockholder’s address of a record indicating the number of shares of common stock held following the reverse split.

Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain material federal income tax consequences of the Reverse Split.  It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split and is included for general information only.  Further, it does not address any state, local or foreign income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated invested companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as the date hereof, which is subject to change retroactively as well as prospectively.

This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Split.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the Reverse Split.  The aggregate tax basis of the New Shares received in the Reverse Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the Old Shares exchange therefor.  The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT:  (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Kreido Biofuel, Inc.’s view regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts.  Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Split.

Effective Date

Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended, the Reverse Split shall be effective twenty (20) days after this Information Statement is mailed to stockholders of the Company.  We anticipate the effective date to be on or about August __, 2019.

(a) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 31, 2018, with respect to the beneficial ownership of our common stock by (1) each director, (2) each executive officer, (3) each significant employee, (4) our directors and officers as a group, (5) and each person known by us to own beneficially more than 5% of our common stock. Under relevant provisions of the Exchange Act, a person is deemed to be a “beneficial owner” of a security if he or she has, or shares, the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on 195,645,159 outstanding shares of our common stock as of December 31, 2018.

Class of Stock	Name of Beneficial Owner (1)	Number of Common Shares	Percentage of Class
Common shares	Wai Lim Wong, CFO, CEO, President, Director	0	0%
Common shares	Chun Ju Dou	55,485,542	28.36%
Common shares	Chao Zhang	21,438,625	10.96%
	Officers and Directors as a Group	76,924,167	39.32%

Changes in Control

As of the date of this Report, our management is unaware of any existing or anticipated contract or arrangement, the operation of which may, at a subsequent date, result in a changes in our control.

Securities Authorized for Issuance Under Equity Compensation Plans

We have not adopted any equity compensation plans since our inception.

Securities Authorized for Issuance under Equity Compensation Plans

None

(b) Changes in Control

We know of no arrangements which may at a subsequent date result in a change in control of the Company.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as “expects,” “anticipates,” “plans,” “believes,” “projects,” and words of similar meaning. These statements relate to our future business and financial performance.

Actual outcomes may differ materially from these statements. The risks listed in this Information Statement as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our:

* Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and

* Quarterly Reports on Form 10-Q for the periods ended March 31, 2019.

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov. We will also mail copies of our prior reports to any stockholder upon written request.

By Order of the Board of Directors
/s/ Wai Lim Wong
Wai Lim Wong
Hong Kong
September 6, 2019